UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to Rule 14a-12

HUNGARIAN TELEPHONE AND CABLE CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HUNGARIAN TELEPHONE	1201 Third Avenue, Suite 3400
AND CABLE CORP.	Seattle, WA 98101-3034

Dear Stockholder:	April 27, 2007

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Hungarian Telephone and Cable Corp. (the “Company”) to be held at 10:00 a.m., local time, on May 24, 2007 at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017.

At the Annual Meeting the holders of Common Stock of the Company will consider and vote upon the election of seven directors to the Company’s Board of Directors and the ratification of the appointment of an independent auditor. Your Board of Directors recommends a vote “FOR” the election of each of the nominees named herein as directors and the ratification of the appointment of the independent auditor.

The attached Proxy Statement more fully describes the matters to be voted upon at the Annual Meeting and also includes information concerning the Company. I urge you to read carefully the information contained in the Proxy Statement.

I hope that you will be able to attend the Annual Meeting. If you cannot attend, your shares of Common Stock can be represented by completing, signing and dating the enclosed proxy, and returning it in the envelope provided (which requires no postage if mailed in the United States). You may, of course, withdraw your proxy if you attend the Annual Meeting and choose to vote in person.

Sincerely,

/s/ Jesper Theill Eriksen
Jesper Theill Eriksen
Chairman of the Board of Directors

HUNGARIAN TELEPHONE AND CABLE CORP.

1201 Third Avenue, Suite 3400

Seattle, Washington 98101-3034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Hungarian Telephone and Cable Corp., a Delaware corporation (the “Company”), will be held at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017 on May 24, 2007, at 10:00 a.m., local time, for the following purposes:

1.	To elect seven directors to the Board of Directors of Hungarian Telephone and Cable Corp. to serve until the 2008 Annual Meeting of Stockholders or until their successors have been duly elected and qualified; and

2.	To ratify the appointment of PricewaterhouseCoopers Kft. as independent auditor for the Company for the fiscal year ending December 31, 2007; and

to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof. The Board of Directors is not aware of any other business to come before the Meeting.

The Board of Directors has fixed April 5, 2007 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. For ten days prior to the Meeting, a complete list of stockholders of record entitled to vote at the Meeting will be maintained for inspection by an eligible stockholder (for any purpose germane to the Meeting) during normal business hours at the U.S. office of the Company which is located at 1201 Third Avenue, Suite 3400, Seattle, WA 98101-3034, phone 206-654-0204.

Whether or not you plan to attend the Meeting in person, please mark, execute, date and return the enclosed proxy promptly in the envelope provided. Should you attend the Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.

By Order of the Board of Directors,

/s/ Peter T. Noone
Peter T. Noone
General Counsel and Secretary

Seattle, Washington

April 27, 2007

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

HUNGARIAN TELEPHONE AND CABLE CORP.

PROXY STATEMENT

-i-

Hungarian Telephone and Cable Corp.

1201 Third Avenue, Suite 3400

Seattle, WA 98101-3034

PROXY STATEMENT

Annual Meeting of Stockholders of the Company to be held on May 24, 2007

SOLICITATION AND VOTING INFORMATION

Q:	Why am I receiving these materials?

A:	The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of Hungarian Telephone and Cable Corp., a Delaware corporation (the “Company” or “we”). We are providing these proxy materials to you in connection with our Annual Meeting of Stockholders (the “Meeting”), to be held at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017 on May 24, 2007 at 10:00 a.m., local time. As a Company stockholder, you are invited to attend the Meeting and are entitled and requested to vote on the proposals described in this proxy statement. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are first being sent or given to stockholders on or about May 1, 2007.

Q:	Who may vote at the Meeting?

A:	You may vote all of the shares of the Company’s common stock, par value $0.001 (the “Common Stock”) that you owned at the close of business on April 5, 2007, the record date. On the record date, the Company had 15,453,872 shares of Common Stock outstanding and entitled to be voted at the Meeting. You may cast one vote for each share of Common Stock held by you on all matters presented at the Meeting.

Q:	What proposals will be voted on at the Meeting?

A:	There are two Company proposals to be considered and voted on at the Meeting, which are:

1.	To elect seven directors to the Board of Directors, each to serve a one-year term expiring at the later of the annual meeting of stockholders in 2008 or upon his successor being elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers Kft. (“PWC”) as independent auditor for the Company for the fiscal year ending December 31, 2007.

Q:	How does the Board of Directors recommend I vote?

A:	Please see the information included in the proxy statement relating to the proposals to be voted on at the Meeting. The Board of Directors recommends that you vote:

1.	“FOR” each of the nominees to the Board of Directors

2.	“FOR” ratification of the appointment of PWC as the Company’s independent auditor

Q:	What happens if additional matters are presented at the Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Meeting. If you grant a proxy, the persons named as proxy holders, Jesper Theill Eriksen and Peter T. Noone, will have the discretion to vote your shares, in their best judgment, on any additional matters properly presented for a vote at the Meeting and in accordance with Delaware law and our Bylaws.

Q:	How do I vote?

A:	If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares and the proxy materials and proxy card are being sent directly to you by Continental Stock Transfer & Trust Company. Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the Meeting, complete, date, sign and return the accompanying proxy card promptly so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes. Proxies should not be sent by the stockholder to the Company, but to Continental Stock Transfer & Trust Company, the Company’s Registrar and Transfer Agent, at 17 Battery Place South, 8th Floor, New York, New York 10004. A pre-addressed, postage-paid envelope is provided for this purpose. To vote at the Meeting, please bring the enclosed proxy card, or vote using the ballot provided at the Meeting.

If you hold your shares in street name through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares, and the proxy materials are being forwarded to you together with a voting instruction card. Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the Meeting, please follow the instructions provided to you by your broker, bank or other nominee so that your shares may be voted in accordance with your wishes. To vote at the Meeting, beneficial owners will need to contact the broker, bank, or other nominee that holds their shares to obtain a proxy issued in your name to bring to the Meeting.

Q:	What constitutes a quorum, and why is a quorum required?

A:	A quorum is required for the Company stockholders to conduct business at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the Meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the Meeting for quorum purposes.

Q:	What if I don’t vote or abstain? How are broker non-votes counted?

A.	Abstentions are included in the determination of shares present for quorum purposes. Our Bylaws provide that all matters, other than the election of directors, shall be determined by a majority of the votes cast at a meeting by the holders of shares entitled to vote thereon. Our Bylaws also provide that directors shall be elected by a plurality of the votes cast at the meeting. Because abstentions do not constitute “votes cast” at the Meeting, abstentions will have no effect on the approval of any matter brought before the Meeting or the election of directors.

Jesper Theill Eriksen, the Chairman of the Board of Directors, and Peter T. Noone, an officer of the Company, were named by the Board of Directors as proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors. For beneficial stockholders, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum present.

Q:	If my shares are held in street name by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the election of directors), or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before its exercise. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Peter T. Noone, Secretary, Hungarian Telephone and Cable Corp., 1201 Third Avenue, Suite 3400, Seattle, Washington 98101-3034. If you are a beneficial stockholder, you must contact your broker, bank or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the Meeting.

Q:	Who will count the votes?

A:	Continental Stock Transfer & Trust Company will be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy or in person at the Meeting.

Q:	Where can I find voting results of the Meeting?

A:	We will announce preliminary voting results at the Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2007 or in an earlier filed Form 8-K.

Q:	Who will bear the cost for soliciting votes for the Meeting?

A:	We will bear all expenses in conjunction with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners. We may hire a proxy solicitation firm at a standard industry compensation rate. In addition, proxies may be solicited by mail, in person, or by telephone or fax by certain of our officers, directors and employees.

Q:	Where can I get a copy of the Company’s Annual Report on Form 10-K?

A:	Our annual report on Form 10-K is included in our annual report which is accompanying this proxy statement. In addition, we will furnish, without charge, on the written request of any stockholder, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including financial statements and the financial statement schedules filed therewith. Stockholders wishing a copy may send their request to us (c/o General Counsel) at 1201 Third Avenue, Suite 3400, Seattle, WA 98101-3034.

Q:	Whom should I call with other questions?

A:	If you have additional questions about this proxy statement or the Meeting or would like additional copies of this document or our 2006 Annual Report on Form 10-K, please contact: Hungarian Telephone and Cable Corp. 1201 Third Avenue, Suite 3400, Seattle, WA 98010-3034, Attention: Peter T. Noone, General Counsel and Secretary, Telephone: (206) 654-0204.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors and Nominees for Election

Our Board of Directors currently consists of eight members. The Board of Directors has determined that the Board shall consist of seven directors for the 2007 to 2008 Board term. Six members of the current Board of Directors have been nominated for election at the Meeting to hold office until the later of the next annual meeting or until their respective successors are elected and qualified. The seventh nominee is not a current member of the Board of Directors. The director nominees are Ole Steen Andersen, Robert R. Dogonowski, Jesper Theill Eriksen, Peter Feiner, Jens Due Olsen, Carsten Dyrup Revsbech and Henrik Scheinemann.

The information provided below is biographical information about each of the current directors and nominees. Age and other information in each nominee’s biography are as of April 27, 2007.

Current Directors Who Are Nominees for Election

Ole Steen Andersen. (Age: 60; director since September 2006) Mr. Andersen, a Danish citizen, is the Chief Financial Officer and a member of the Executive Committee of Danfoss A/S. Danfoss, based in Denmark, is a privately held global company with approximately 21,000 employees. Danfoss is a leader in the development and production of mechanical and electronic products and controls used to heat and cool homes and offices, refrigerate food and control production lines. Mr. Andersen has been with Danfoss since 1994 and its Chief Financial Officer since 2000, and in this capacity he serves on the board of several subsidiary companies. Mr. Andersen serves on several other boards. He is the Chairman of the Board of Directors of COWI A/S, a Denmark-based privately held company providing consulting services globally in the fields of engineering, environmental science and economics. He is the Chairman of the Board of Directors of BB Electronics A/S, a Denmark-based private equity-held company providing electronic subassemblies. Mr. Andersen is the Chairman of the Board of Directors of Auriga Industries A/S, a global chemicals company. Mr. Andersen is the Chairman of the Board of Directors of Pharmexa A/S, a global biotechnology company. Mr. Anderson is also a director of SPEAS A/S, a funds-of-funds company, and Sanistaal A/S, a wholesale company. Auriga, Pharmexa, SPEAS and Sanistaal are all based in Denmark and are traded on the Copenhagen Stock Exchange. Mr. Andersen also serves as a director of Sauer-Danfoss Inc., a New York Stock Exchange listed company (NYSE:SHS), which is a worldwide leader in the design, manufacture and sale of engineered hydraulic, electric and electronic systems and components, for use primarily in applications of mobile equipment.

Robert Dogonowski. (Age: 35; director since January 2007) Mr. Dogonowski has been with TDC since 2004. He is currently a director in TDC’s Corporate Business Development department responsible for M&A projects. Prior to joining TDC, Mr. Dogonowski was a consultant with Cap Gemini (2000 to 2004) and Accenture (1998 to 2000). Mr. Dogonowski is one of four representatives of TDC currently on the Board of Directors. Pursuant to an agreement with TDC, the Company is required, under certain conditions, to nominate for election to the Board one person designated by TDC. See “Security Ownership-Security Ownership of Certain Beneficial Owners”, “- Change in Control” and “Other Information-Certain Relationships and Related Transactions.”

Jesper Theill Eriksen. (Age: 39; director since December 2006) Mr. Eriksen, an attorney, has been with TDC since 1996. He is currently the President of TDC Mobile International, a position he assumed in late 2006. Prior to that he was a Senior Vice-President with TDC Mobile International since 2000. He served as the Chief Executive Officer of Bite, a Lithuanian telecommunications company owned by TDC in 2004 and as the President and Chief Executive Officer of TDC Switzerland in 2006. Mr. Eriksen is one of four representatives of TDC currently on the Board of Directors. Pursuant to an agreement with TDC, the Company is required, under certain conditions, to nominate for election to the Board one person designated by TDC. See “Security Ownership-Security Ownership of Certain Beneficial Owners”, “- Change in Control” and “Other Information-Certain Relationships and Related Transactions.”

Jens Due Olsen. (Age: 43; director since March 2007) Mr. Olsen is an Executive Vice-President and Chief Financial Officer of GN Store Nord A/S (“GN”). Mr. Olsen has been with GN since 2001. GN, a manufacturer of headsets and related products, is a Danish-based public company listed on the Copenhagen Stock Exchange. Mr.

Olsen is on the Board of Directors of NKT Holdings A/S, a Danish-based public company listed on the Copenhagen Stock Exchange, which is a manufacturer of cleaning devices, power cables and flex-pipers for the offshore industry. He is also on the Board of Directors of Industriens Pension A/S, a Danish pension fund, and Cryptomathic, a privately held Danish company which provides e-security software and services.

Carsten Dyrup Revsbech. (Age: 37; director since December 2006) Mr. Revsbech has been with TDC since 2000. He is currently a Vice-President and the Chief Financial Officer of TDC Mobile International. From 2000 to 2006, he was a director in TDC’s Corporate Business Development department. From 2004 to 2005, he served as the head of Mergers & Acquisitions for QTel, the incumbent telecom operator in Qatar. Mr. Revsbech is one of four representatives of TDC currently on the Board of Directors. Pursuant to an agreement with TDC, the Company is required, under certain conditions, to nominate for election to the Board one person designated by TDC. See “Security Ownership-Security Ownership of Certain Beneficial Owners”, “- Change in Control” and “Other Information-Certain Relationships and Related Transactions.”

Henrik Scheinemann. (Age: 41; director since December 2006) Mr. Scheinemann has been with TDC since 2004. He has been a Vice-President of TDC Mobile International since 2005. From 2004 to 2005, he was a director in TDC’s Corporate Business Development department. From 2002 to 2004, he was an independent business consultant. From 2000 to 2002, Mr. Scheinemann worked with some emerging technology start-up companies. From 1994 to 2000, Mr. Scheinemann was with the Industrial Fund for Developing Countries. Mr. Scheinemann is one of four representatives of TDC currently on the Board of Directors. Pursuant to an agreement with TDC, the Company is required, under certain conditions, to nominate for election to the Board one person designated by TDC. See “Security Ownership-Security Ownership of Certain Beneficial Owners”, “- Change in Control” and “Other Information-Certain Relationships and Related Transactions.”

Other Nominee for Election

Peter Feiner. (Age 39) Mr. Feiner is with SPAR Magyarország Kereskedelmi Kft. (“SPAR Hungary”). Spar Hungary is owned by Spar Austria. Spar Hungary operates supermarkets and hypermarkets throughout Hungary and is part of the world’s largest retail food store chain operating under the brand name “Spar”. He has been the managing director of Spar Hungary since joining SPAR Hungary in 1998 and has been the head of Spar Hungary’s Board of Directors since 2004. Mr. Feiner has been the President Hungarian Trade Association since 2005.

Other Current Directors Who are not Nominees for Election

Ole Bertram. (Age: 71; director since 1997) Mr. Bertram has been a director of the Company since 1997 and served as the Company’s President and Chief Executive Officer from 1999 until his retirement in May 2005. Prior to joining the Company in 1999, Mr. Bertram was the Senior Vice President of Tele Danmark International (part of TDC) since 1997. Prior to that, Mr. Bertram was Technical Director of Tele Danmark International from 1995 to 1997, and Technical Director and Vice President of the Copenhagen Telephone Company from 1988 to 1995.

John B. Ryan. (Age: 76; director since 1992) Mr. Ryan has been a financial consultant since 1988. From 1984 through 1987 he was a Senior Vice President and member of the Executive Committee of Josephthal & Co., Inc., a member of the New York Stock Exchange. From 1967 to 1984, he was a General Partner, Director of Compliance and a member of the Executive Committee of Herzfeld & Stern, a member of the New York Stock Exchange. He is a member of the Arbitration Panel of the New York Stock Exchange, the National Association of Securities Dealers and the American Arbitration Association.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL 1.

Vote Required

Election of each director shall be determined by a plurality of the votes cast at the Meeting by the holders of shares entitled to vote in the election, with the seven candidates receiving the highest number of affirmative votes being elected.

EXECUTIVE OFFICERS

On April 27, 2007, the Company completed its acquisition of Invitel, one of its chief competitors in Hungary. As part of such transaction, Invitel’s Chief Executive Officer Martin Lea was appointed as the Company’s President and Chief Executive Officer to replace Torben V. Holm. In addition, Invitel’s Chief Financial Officer Robert Bowker was appointed as the Company’s Chief Financial Officer to replace Steven Fast, the Company’s interim Chief Financial Officer. Mr. Fast will stay with the Company through May 31, 2007 to assist with the transition. In addition to Mr. Holm, as a result of the Invitel transaction Alex Wurtz has stepped down as an executive officer of the Company as of April 27, 2007. While a revised management team led by Mr. Lea has been appointed, a definitive determination as to which such officers are “executive officers” has not been made yet.

The names, ages and prior business experience of the executive officers through the Invitel acquisition are included below as well as information on Messrs. Lea and Bowker.

Martin Lea. Mr. Lea, age 49, has more than 25 years of experience in the data communications, telecommunications and support services sectors. He was appointed as the Company’s President and Chief Executive Officer on April 27, 2007 upon the Company’s acquisition of Invitel. Mr. Lea served as Invitel’s Chief Executive Officer since 2004. Prior to that, he was an Executive Vice President with Intertek Group plc from 2001 to 2003. Intertek is a leading global provider of testing, inspection and certification services. From 1998 to 2001, he was the Managing Director of Racal Telecom, a major UK alternative telecom services provider which was acquired by Global Crossing, whereupon he served as Managing Director of Global Crossing’s UK operations.

Robert Bowker. Mr. Bowker, age 40, was appointed as the Company’s Chief Financial Officer on April 27, 2007 upon the Company’s acquisition of Invitel. Mr. Bowker served as Invitel’s Chief Financial Officer since 2004. Prior to Invitel, he served as the Chief Financial Officer of Eurotel Praha from 2000 to 2004. Eurotel Praha provides wireless voice and data services in the Czech Republic. Prior to Eurotel Praha, he was the Deputy Chief Financial Officer of Eurotel Slovakia. Prior to becoming a chief financial officer, he started his career in public accounting. Mr. Bowker is a South African Chartered Accountant and a Chartered Financial Analyst.

Torben V. Holm. Mr. Holm, age 56, served as the Company’s President and Chief Executive Office and as head of the Company’s management executive committee from May 2005 until the Invitel acquisition on April 27, 2007. Mr. Holm served as a director of the Company from 1999 through May 2005. TDC nominated, and the Board of Directors approved the appointment of, Mr. Holm for the office of President and Chief Executive Officer following TDC’s acquisition of additional equity and debt in the Company in April 2005, which acquisition resulted in TDC owning a majority of the Company’s outstanding Common Stock. Mr. Holm is an employee of TDC but served as the Company’s President and Chief Executive Officer pursuant to a secondment arrangement between the Company and TDC. See “Other Information-Certain Relationships and Related Transactions.” Prior to serving as the Company’s President and Chief Executive Officer, Mr. Holm served as the head of TDC’s Corporate Business Development department from 2000 to 2005. From 1994 to 2000 Mr. Holm was a Senior Vice President of Tele Danmark International (part of TDC). TDC owns 63.9% of the Company’s outstanding Common Stock.

Steven Fast. Mr. Fast, age 46, served as the Company’s interim Chief Financial Officer and as a member of the Company’s management executive committee from January 2007 until the Invitel acquisition on April 27, 2007. Mr. Fast was with Western Wireless Corporation (subsequently acquired by Alltel Corporation) from 2000 to 2006. He was the Chief Financial Officer and Vice-President of the Board of Directors of Western Wireless’s Slovenian subsidiary (“Vega”) from 2000 to 2005. From 2005 to 2006, he was the Managing Director and the President of the Board of Directors of Vega. He holds a MBA and is a French CPA.

Peter T. Noone. Mr. Noone, age 44, has been the Company’s General Counsel and Secretary since 1996. Prior to joining the Company, Mr. Noone practiced law with a law firm in New York and with a law firm in Washington, DC.

Tamas Vagany. Mr. Vagany, age 32, served as the Company’s Chief Commercial Officer (Domestic), where he was the head of the Company’s marketing department responsible for all of the Company’s residential and corporate retail sales in the Hungarian domestic market. Mr. Vagany was a member of the Company’s management executive committee. Mr. Vagany came to the Company from PanTel, which the Company acquired in February 2005. Mr. Vagany was promoted to his position in July 2005. He had been with PanTel since 1999, where he had started as an account manager prior to becoming a sales manager. Mr. Vagany will remain part of the revised management team.

Alex Wurtz. Mr. Wurtz, age 56, served as the Company’s head of Corporate Business Development and a member of the Company’s management executive committee from June 2005 until the Invitel acquisition on April 27, 2007. Mr. Wurtz is an employee of TDC but served as the Company’s head of Corporate Business Development pursuant to a secondment arrangement between the Company and TDC. See “Other Information-Certain Relationships and Related Transactions.” Mr. Wurtz has been with TDC since 1994 and has over 20 years of telecommunications experience. Prior to working for the Company, Mr. Wurtz was the Chief Operating Officer of Nawras, a new mobile telephone provider in Oman, which was set up by TDC and QTel (the incumbent telecom operator in Qatar). Mr. Wurtz started at QTel in 2002 as its Chief Information Officer and was also the head of its Strategic Planning and Investments. Prior to that, he served as a Vice President of TDC from 2001 to 2002, where he was part of TDC’s International Mobile Management team and responsible for merger & acquisitions, business development and other projects within Central and Eastern Europe. From 2000 to 2001, Mr. Wurtz was with Bite, a Lithuanian telecommunications company owned by TDC. Mr. Wurtz was Bite’s Chairman and Chief Executive Officer. TDC owns 63.9% of the Company’s outstanding Common Stock.

CORPORATE GOVERNANCE

Director Independence

In accordance with American Stock Exchange rules, the Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which guidelines follow the elements of independence set forth in the American Stock Exchange listing standards. Based on these standards, the Board of Directors has determined that Messrs. Andersen, Feiner, Olsen and Ryan are “independent directors” because (i) they are not executive officers or employees of the Company; and (ii) in the opinion of the Board of Directors they are not individuals having a relationship which will interfere with the exercise of independent judgment in carrying out the responsibilities of such director. The Board of Directors has also determined that William E. Starkey, a former director of the Company who served on the Board of Directors during the last fiscal year, was an “independent director”. This independence question is analyzed annually in both fact and appearance to promote arms-length oversight. In addition, based on such standards, the Board of Directors has determined that Messrs. Bertram, Dogonowski, Eriksen, Revsbech and Scheinemann are not “independent directors”. Mr. Bertram is the former President and Chief Executive Officer of the Company. Messrs. Dogonowski, Eriksen, Revsbech and Scheinemann are officers with TDC A/S (“TDC”). TDC owns 63.9% of the Company’s outstanding Common Stock. Pursuant to an agreement with TDC, the Company is required, under certain conditions, to nominate for election to the Board of Directors one person designated by TDC. Messrs. Dogonowski, Eriksen, Revsbech and Scheinemann were elected to the Company’s Board of Directors at the request of TDC. Therefore, the Board of Directors has concluded that Messrs. Bertram, Dogonowski, Eriksen, Revsbech and Scheinemann are not currently “independent directors”. In addition, the Board of Directors has determined that Kim Frimer, Jesper Helmuth Larsen, Christian Eyde Moeller and Peter Thomsen, former or current employees of TDC who served on the Board of Directors during the last fiscal year, were not “independent directors”. The Board of Directors does not have a separately designated nominating or compensation committee, which functions are handled by the Board of Directors. The American Stock Exchange has a requirement that a majority of the Company’s Board of Directors be comprised of independent directors. Since the Company is majority-owned by TDC, the Company is currently utilizing the “controlled company” exemption provided by the American Stock Exchange with respect to the independent director majority requirement.

Board Meetings and Committees; Annual Meeting Attendance

The Board of Directors held nine meetings during the fiscal year ended December 31, 2006. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors that were held during the 2006 fiscal year while he was a member of the Board or committee. While the Board of Directors does not have a formal policy regarding attendance at annual stockholders meetings, the Board of Directors encourages directors to attend each annual meeting of stockholders. Such attendance allows for direct interaction between stockholders and members of the Board of Directors. All of the then current members of the Board of Directors attended the Company’s 2006 annual meeting of stockholders.

The Board of Directors does not have a standing compensation or nominating committee. The Board of Directors has an Audit Committee which consists of Ole Steen Andersen, Jens Due Olsen and John B. Ryan (Chairman). During the fiscal year ended December 31, 2006 the Audit Committee held nine meetings.

Nominations for Director

The Board of Directors does not have a standing nominating committee or a nominating committee charter. It is the position of the Board of Directors that it is appropriate for the Company not to have a separate nominating committee because the size and composition of the Board of Directors enables it to adequately fulfill the functions of a standing nominating committee. The American Stock Exchange does not require the Company to have a separate nominating committee but does require that board nominees be selected, or recommended for the board of directors’ selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors. Since the Company is majority-owned by TDC, the Company is currently utilizing the “controlled company” exemption provided by the American Stock Exchange with respect to the independent director requirements regarding board nominations. Therefore, each of the directors participates in the consideration of director nominees. The key functions of the Board of Directors, in its role as a nominating committee, are to determine the size of the Board of Directors, determine the nominees for election at stockholders’ meetings and elect directors to fill vacancies on the Board of Directors. The Board of Directors recommended the seven nominees set forth for election. Six of the seven nominees are currently directors, and each nominee has agreed to be named in this proxy statement and to serve if elected. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board of Directors.

The Board of Directors will consider nominees recommended by stockholders although, to date, it has not actively solicited such nominations. Such recommendations about nominees should be submitted in writing to the Secretary of the Company at the principal U.S. office of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual stockholders’ meeting (provided, however, that in the event that the date of the annual stockholders’ meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual stockholders’ meeting and not later than the close of business on the later of the 90th day prior to such annual stockholders’ meeting or the 10th day following the day on which public announcement of the date of such stockholders’ meeting is first made by the Company). The written recommendation must include: (1) the name and address of the stockholder making the recommendation and the beneficial owner, if any, on whose behalf the nomination is made; (2) the number of shares of Common Stock which are owned of record and beneficially by such stockholder and such beneficial owner; (3) a representation that the stockholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; (4) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to stockholders owning at least the percentage of the Company’s outstanding Common Stock required to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination; (5) all information regarding the director candidate that would be required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission; and (6) the written consent of the director candidate to being named in the proxy as a nominee and to serving as a director if elected. The Board of Directors may refuse to consider the recommendation of any person not made in compliance with this procedure.

In 2004, the Board of Directors established a policy regarding the director nomination process (“Nomination Policy”). The Nomination Policy contains both specific minimum qualifications for Board of Directors recommended nominees as well as specific qualities or skills that the Board believes are necessary for one or more of its directors to possess. The specific, minimum qualifications a Board of Directors recommended nominee must possess are: the highest ethical character; the ability to read and understand financial statements; be over 21 years of age; no significant and material conflicts; the necessary time to devote to board duties; and the ability to represent the interests of all the Company’s stockholders. The specific qualities or skills that the Board of Directors believes are necessary for one or more of its directors to possess are: the relevant expertise and experience and the ability to offer advice and guidance to the Company’s Chief Executive Officer; the ability to evaluate management performance objectively; the necessary independence or financial expertise that may be required; the skills, experience and background to complement the other directors; and the likelihood of a constructive working relationship with the rest of the Board of Directors.

The Nomination Policy contains a process for identifying Board of Director candidates which includes using the network of Board of Directors contacts, engaging a search firm and considering independent candidates recommended by the Company’s stockholders. The Nomination Policy also contains a procedure for evaluating nominees. All nominees are evaluated by the Board of Directors using the criteria summarized above. At its discretion, the Board of Directors can use questionnaires, interviews, and additional background and reference checks. Incumbent directors will be evaluated based on their participation and performance.

Messrs. Dogonowski, Eriksen, Revsbech and Scheinemann are officers of TDC, and were designated for election by TDC. TDC owns 63.9% of the Company’s outstanding Common Stock. With respect to Mr. Andersen, the former Vice-Chairman of the Board of Directors recommended him for election. A third-party search firm recommended several candidates for the Vice-Chairman’s consideration and the Vice-Chairman recommended Mr. Andersen from that group. With respect to Mr. Olsen, the Chairman of the Board of Directors recommended him for election. A third-party search firm recommended several candidates for the Chairman’s consideration and the Chairman recommended Mr. Olsen from that group. With respect to Mr. Feiner, the Chairman of the Board of Directors recommended him for election. A third-party search firm recommended several candidates for the Chairman’s consideration and the Chairman recommended Mr. Feiner from that group. The third-party search firm’s role was to identify board candidates, evaluate such candidates and recommend candidates for further consideration.

Audit Committee

The Audit Committee has adopted a written charter. The Audit Committee charter is not available on the Company’s web site but a copy is included as an attachment to this Proxy Statement as Appendix A. The Audit Committee’s duties include, among other duties: the appointment, retention, compensation and oversight of the independent auditor; reviewing the independence, experience, qualifications and performance of the independent auditor; the pre-approval of all audit and non-audit services to be performed by the independent auditor; reviewing and discussing with management and the independent auditor the audited annual financial statements and quarterly unaudited financial statements; reviewing the scope and results of the audits performed; reviewing the adequacy and operation of the Company’s financial reporting and internal controls, as well as the disclosure controls and procedures; reviewing and approving related party transactions; monitoring compliance with the Company’s Code of Ethics; and performing such other duties or functions with respect to the Company’s accounting, financial and operating controls as deemed appropriate by it or the Board of Directors. See “Ratification of Independent Auditor- Audit Committee Report.”

During the fiscal year ended December 31, 2006, Jesper Helmuth Larsen, an officer with TDC, served on the Audit Committee. Following his resignation from the Board on January 4, 2007, Mr. Larsen was replaced on the Audit Committee by Carsten Dyrup Revsbech, another officer of TDC. Mr. Revsbech served on the Audit Committee through April 12, 2007. The Board of Directors determined that although Messrs. Larsen and Revsbech met the independence standards of the Securities and Exchange Commission regulations, they did not meet the independence standards of the American Stock Exchange since they were officers of TDC, which owns 63.9% of the Company’s outstanding Common Stock. Messrs. Larsen and Revsbech served on the Audit Committee pursuant to an exception provided by the American Stock Exchange pursuant to which the Board of Directors determined that Messrs. Larsen’s and Revsbech’s service on the Audit Committee was in the best interests of the Company and its stockholders. The Board made this determination because of TDC’s significant ownership interest in the Company and TDC’s desire to have representation on the Audit Committee since it consolidates the Company’s financial results into TDC’s financial results. The Board of Directors has determined that Mr. Andersen is an “audit committee financial expert”, within the meaning of Securities and Exchange Commission regulations. The Board of Directors has determined that all of the current members of the Audit Committee (Ole Steen Andersen, Jens Due Olsen and John B. Ryan) are independent in accordance with the American Stock Exchange listing standards.

Compensation Committee

The Board of Directors does not have a standing compensation committee or a compensation committee charter. It is the position of the Board of Directors that it is appropriate for the Company not to have a separate compensation committee because the size and composition of the Board of Directors enables it to adequately fulfill the functions of a standing compensation committee. Each of the directors participates in the consideration of executive officer and director compensation.

The members of the Board of Directors who are officers of TDC do not receive compensation for serving as directors of the Company pursuant to TDC’s internal policies. The compensation for the other members of the Board of Directors is determined by the Board of Directors each board term based on prevailing market rates.

The Board of Directors customarily approves the compensation packages of the Chief Executive Officer, all of the other members of the management executive committee, the general counsel and certain other officers. Torben V. Holm, the former President and Chief Executive Officer, and Alex Wurtz, the former head of Corporate Business

Development are employees of TDC who were seconded to the Company to serve as executive officers. Their compensation packages and employment agreements were negotiated and approved by TDC. On March 6, 2007, the Company and TDC entered into secondment agreements which provide for the Company to reimburse TDC for some of the costs associated with the employment of Messrs. Holm and Wurtz. See “Other Information-Certain Relationships and Related Transactions.” For the remaining executive officers and certain other officers, the Chief Executive Officer has given input into salary and bonus determinations. In certain instances the Board of Directors, based on a recommendation of the Chief Executive Officer, has approved a salary range for an executive officer and delegated to the Chairman of the Board of Directors the authority to approve the final compensation package. In certain other instances, certain directors have been delegated with the responsibility to negotiate final compensation packages. Compensation is generally based on prevailing market rates. The Company has not retained any compensation consultants.

For the other officers and employees, the Chief Executive Officer is delegated with the authority to determine compensation.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2006, Mr. Bertram (former President and Chief Executive Officer), Mr. Holm (former President and Chief Executive Officer), Mr. McGann (former Chief Financial Officer) and Mr. Noone (General Counsel) participated in deliberations of the Company’s Board of Directors concerning executive officer compensation.

During the fiscal year ended December 31, 2006, none of the Company’s executive officers served as a member of the compensation committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors and none of the Company’s executive officers served as a member of the board of directors of any other company that has an executive officer serving as a member of the Company’s Board of Directors.

Communications with the Board of Directors

Stockholders may send written communications to the Company’s Board of Directors in care of the Secretary, Hungarian Telephone and Cable Corp., 1201 Third Avenue, Suite 3400, Seattle, WA 98101-3034. Please indicate whether your message is for the Board of Directors as a whole, a particular group or committee of directors or an individual director. All written communications from stockholders regarding legitimate Company business will be delivered to the Company’s Board of Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Background to CEO Compensation Package

TDC A/S (“TDC”), the Danish telecommunications company, has been a significant investor in the Company since 1994. In 2004 TDC significantly increased its equity stake in the Company and, in April 2005, TDC further increased its equity stake and became the Company’s majority stockholder. Following TDC’s becoming the Company’s majority stockholder, TDC nominated, and the Company’s Board of Directors approved the appointment in April 2005 of, Torben V. Holm to serve as the Company’s President and Chief Executive Officer. At that time, Mr. Holm, an officer with TDC, was serving as the Chairman of the Board of Directors. Mr. Holm was one of two representatives from TDC serving on the Board of Directors. Mr. Holm did not stand for re-election to the Board of Directors so that upon assuming the offices of President and Chief Executive Officer in May 2005, Mr. Holm was no longer a director of the Company.

Following his appointment as President and Chief Executive Officer, Mr. Holm appointed Alex Wurtz, a TDC employee, as the Company’s head of Corporate Business Development. Prior to assuming their respective positions with the Company, Messrs. Holm and Wurtz negotiated and executed employment agreements with TDC pursuant to which Messrs. Holm and Wurtz would remain employees of TDC but serve as officers of the Company pursuant to secondment arrangements. The executive compensation packages contained in the employment agreements between TDC and each of Messrs. Holm and Wurtz were negotiated and agreed to by TDC and based upon current market conditions and in accordance with TDC’s policies and procedures for employees serving outside Denmark. Following the assumption by Messrs. Holm and Wurtz of their positions with the Company, TDC and the Company subsequently negotiated the terms upon which the Company would reimburse TDC for some of its costs for the services provided by Messrs. Holm and Wurtz for the Company. In 2006 the Company reached an agreement-in-principle with TDC on such reimbursement amounts and on March 6, 2007, the Company and TDC executed definitive secondment agreements covering the services of Messrs. Holm and Wurtz.

The Named Executive Officers

Upon assuming the offices of President and Chief Executive, Mr. Holm established a management executive committee comprised of Messrs. Holm and Wurtz; William T. McGann, the Company’s former Chief Financial Officer; and Tamas Vagany, the Company’s Chief Commercial Officer. The members of that Executive Committee, along with Peter T. Noone, the Company’s General Counsel and Secretary, are the “Named Executive Officers” of the Company for the purposes of this Proxy Statement.

Compensation Decision-Making

The Company had a separate Compensation Committee comprised entirely of independent directors that was disbanded in May 2005. Upon the disbandment of the Compensation Committee, the full Board of Directors assumed the duties of the Compensation Committee. The American Stock Exchange normally requires officer compensation to be determined, or recommended to the full board for its determination, by either a committee comprised entirely of independent directors or a majority of the independent directors on the whole board. Although TDC representatives make up a majority of the Board of Directors and are not deemed “independent”, the American Stock Exchange allows companies that are majority owned to opt out of its independence requirements with respect to this requirement. Accordingly, the Company has exercised its right to opt out of this requirement.

Aside from the base compensation of Messrs. Holm and Wurtz, Mr. Holm provided recommendations regarding executive officer compensation. The Board of Directors then made the final decisions regarding executive officer compensation. In some cases, the Board of Directors has delegated to the Chairman of the Board of Directors or the Vice-Chairman of the Board of Directors, sometimes working with Mr. Holm, the responsibility to negotiate final compensation arrangements or to recommend such compensation arrangements for the Board of Directors’ consideration. Mr. Holm, as the Chief Executive Officer, was authorized, within limits, to determine the compensation for all other officers and employees. The Board of Directors sets its own compensation using industry standards as a guideline. The Company does not currently have any compensation consultants assisting the Company with executive and/or director compensation matters.

Background to the Hungarian Labor Market and Compensation Practices

Given that most of the Company’s operations and employees are located within the Republic of Hungary, all but a few of the Company’s approximately 700 employees (pre-Invitel acquisition) are Hungarian citizens. Approximately 37% (pre-Invitel acquisition) of the Company’s employees are members of Hungarian labor unions. While still developing, the Hungarian labor market is predominantly a cash-based compensation system. Equity compensation and other risk-based compensation programs are not as prominent a feature of the Hungarian labor market’s compensation practices as they are in the United States labor market. The Company has, however, introduced, and is developing, incentive based compensation programs for its employees to foster teamwork, increase individual initiatives and create a sense of ownership in the Company’s development and success.

Objectives of the Compensation Program

The objective of the Company’s compensation program, including its executive compensation program, is to attract, motivate, reward and retain the managerial and technical talent needed to achieve the Company’s business objectives. In addition, the compensation program is intended to compensate all employees with competitive market rates, while recognizing extraordinary accomplishments. Finally, the compensation program is intended to be perceived by all of the Company’s employees, stockholders and other stakeholders as fair.

What the Compensation Program is Designed to Reward

The compensation program is designed to reward employees’ individual performances as well as the employees’ contributions to, and the success of, their teams, their departments, and the overall Company. The compensation program provides for incentives to achieve the Company’s objectives and rewards exceptional performance and accomplishments that contribute to the Company’s business success and goals. Compensation arrangements for the Company’s officers have been designed to align a portion of their compensation with the achievement of the Company’s business objectives and growth strategy.

Elements of Compensation

Aside from the compensation packages of Messrs. Holm and Wurtz, which are addressed below, the key elements of the Company’s compensation programs are base salaries, performance cash bonuses for contributions to short and long-term goals, and in some cases retention bonuses and the use of Company provided automobiles. The Company has also granted stock options to certain officers.

Base salaries and cash bonuses are the core elements of the Company’s compensation program. Base salaries are a necessary element to enable the Company to compete in the Hungarian labor market. Base salaries are determined following negotiations with the individual and are based on competitive market conditions. Objectives for cash bonuses are used to motivate employees and reward contributions to the Company. The Company sets cash bonus objectives based on an employee’s individual goals, the employee’s team goals, the employee’s departmental goals and Company goals. The amount of a potential bonus is tailored to the individual and can be based on a percentage of his base salary and/or the achievement of specific targets such as sales goals or financial performance. The Board of Directors believe that base salaries, along with cash bonuses, enable the Company to meet its objectives of attracting, motivating and retaining the right mix of employees needed to achieve the Company’s business objectives. The Board of Directors also believes that its compensation structure is both fair and competitive and allows the Company to reward extraordinary accomplishments.

Compensation Packages of Named Executive Officers

Messrs. Holm’s and Wurtz’s compensation elements were determined by TDC and were based on competitive market conditions and in accordance with TDC’s policies and procedures for employees serving outside Denmark. As is typical with executives serving abroad, Messrs. Holm and Wurtz were “tax equalized” in that they were provided with a guaranteed after-tax “take home” salary. TDC is responsible for all the taxes imposed upon their guaranteed “take home” salaries as well as the taxes on the other taxable components of their compensation. Mr. Holm’s employment agreement provided for the payment of his transportation costs to commute weekly back to his home to Denmark. Mr. Wurtz was entitled to six trips back to Denmark each year. TDC makes monthly contributions to vested retirement accounts for both Messrs. Holm and Wurtz. Messrs. Holm and Wurtz were entitled to automobiles and housing in Budapest, Hungary. They were also provided with reimbursement for the costs associated with tax advice. On March 6, 2007, the Company and TDC entered into secondment agreements which provide for the Company to reimburse TDC for some of the costs associated with the employment of Messrs. Holm and Wurtz.

For Mr. Holm, the Company has agreed to pay TDC €436,774 (approximately $594,000) for Mr. Holm’s services for the 12 month period from May 2005 to April 2006. The Company has also agreed to reimburse TDC €51,783 (approximately $70,000) to cover the costs of a start-up bonus and a 2005 performance bonus paid by TDC to Mr. Holm. The performance bonus was based upon the Company’s revenue, EBITDA (earnings before interest, taxes, depreciation and amortization) and certain strategic and management accomplishments. For the period from May 2006 until the end of Mr. Holm’s service to the Company, the Company has agreed to pay TDC €36,200 (approximately $49,000) per month to cover some of the monthly costs incurred by TDC for employing Mr. Holm. The Company was responsible for paying the monthly costs for Mr. Holm’s Budapest apartment (approximately $2,500 per month) and Mr. Holm’s airfare costs to commute back to his home in Denmark. In March 2007, the Company approved a payment to TDC in the amount of €58,414 (approximately $77,000) to cover the costs of a 2006 performance bonus for Mr. Holm, which amount includes the estimated taxes.

For Mr. Wurtz, the Company has agreed to pay TDC €208,815 (approximately $284,000) for Mr. Wurtz’s services for the 11 month period from June 2005 to April 2006. The Company has also agreed to reimburse TDC €34,409 (approximately $47,000) to cover the costs of a start-up bonus and a 2005 performance bonus paid by TDC to Mr. Wurtz. The performance bonus was based upon the Company’s revenue, EBITDA and certain strategic and management accomplishments. For the period from May 2006 until the end of Mr. Wurtz’s service to the Company, the Company has agreed to pay TDC €18,000 (approximately $24,000) per month to cover some of the monthly costs incurred by TDC for employing Mr. Wurtz. The Company was responsible for paying the monthly costs for Mr. Wurtz’s Budapest apartment (approximately $3,000 per month). In March 2007, the Company approved a payment to TDC in the amount of €42,483 (approximately $56,000) to cover the costs of a 2006 performance bonus for Mr. Wurtz, which amount includes the estimated taxes.

Mr. Noone has an employment agreement with an indefinite term. His agreement can be terminated by either party following required notice periods. This provides the Company with the flexibility to retain Mr. Noone without having to continually renegotiate employment terms. His employment agreement has a fixed based salary that was market-based at inception and is adjusted annually. Mr. Noone’s employment agreement provides for an option grant each year which is intended to tie a significant portion of his compensation to long-term stockholder value and provide incentive for Mr. Noone to remain with the Company. The size of the option grant was originally market based and it has remained constant over the years. Mr. Noone is eligible to receive an annual performance bonus at the Company’s discretion consisting of either cash, stock, additional stock options or a combination thereof. To date, the Company has only rewarded Mr. Noone with annual cash bonuses based on the subjective evaluation of his performance by both the Board of Directors and the Chief Executive Officer. Mr. Noone’s bonuses have traditionally been based on both his short-term performance and his contributions to long-term initiatives such as his work on corporate governance and other strategic initiatives. The Company has chosen cash bonuses rather than additional equity compensation bonuses to balance the equity compensation built into Mr. Noone’s employment agreement. Mr. Noone’s employment agreement provides for protection in the event of the termination of his employment by the Company at any time without cause, which provision is intended to retain Mr. Noone so that he can remain focused on the Company and its goals. The Company must give Mr. Noone six months notice prior to termination by the Company for other than cause. Mr. Noone’s employment agreement also provides for an additional payment if he is terminated without cause within one year of a change-in-control of the Company. This is a “double-trigger” change-in-control provision, pursuant to which Mr. Noone would only be paid this additional amount if there was both a change-in-control of the Company and he was terminated without cause (or resigned for “good reason”). This provision is designed to provide Mr. Noone with incentive to stay with the Company in the event of a change-in-control which will provide continuity and stability in management and some security for Mr. Noone so that he can stay focused on the Company and its goals without the distraction of concern about the future ownership of the Company or his position with the Company.

Mr. McGann had an employment agreement similar to Mr. Noone’s employment agreement with similar compensatory elements - a fixed based salary, an annual grant of options, and an annual discretionary cash bonus - which were chosen for similar reasons and based on market conditions. Mr. McGann’s fixed based salary was broken into several elements including: salary; Company contributions to a vested retirement fund; a housing allowance; and tuition for his children’s education. Like Mr. Noone’s annual discretionary bonus, Mr. McGann’s discretionary bonus was also based on the subjective evaluation of his performance by both the Board of Directors and the Chief Executive Officer. Mr. McGann was rewarded with cash bonuses for his short-term performance as well as his efforts on strategic projects intended to benefit the Company’s long-term goals such as the acquisition of PanTel and Invitel and projects like the revisions of the Company’s internal controls to comply with the Sarbanes-Oxley Act. The Company and Mr. McGann entered into a separation agreement in September 2006 and Mr. McGann’s employment with the Company terminated at the end of 2006. Mr. McGann was replaced on an interim basis by Steven Fast.

Mr. Vagany’s employment agreement also has an indefinite term. His base salary is based on local market conditions. Mr. Vagany is eligible to receive an annual performance cash bonus based upon pre-determined objectives with a target bonus set at 50% of Mr. Vagany’s annual base salary with a maximum bonus payout equal to 100% of his annual base salary. Mr. Vagany’s bonus is based on the Company’s financial performance 35% (revenue, EBITDA, and cash flow), his department’s financial and operating performance 40% (sales, line counts and EBITDA) and some personal targets (25%). Mr. Vagany’s bonus structure is designed to reward Mr. Vagany for his contributions to some of the Company’s short-term goals, such as revenue generation and cash flow. In addition, Mr. Vagany’s bonus structure is designed to reward Mr. Vagany for his contributions to business objectives that will enhance the Company’s long-term performance, such as increasing the number of new customers, customer retention and employee retention. The bulk of his bonus objectives are objective in nature, while a small percentage of his bonus is tied to a subjective evaluation of his overall performance by the Company’s Chief Executive Officer. Mr. Vagany’s employment agreement provides that the Company may terminate the employment agreement upon 12 months notice and Mr. Vagany may terminate the employment agreement upon 6 months notice. If the employment agreement is terminated without the Company’s consent, Mr. Vagany can be restricted, at the Company’s discretion, from competing with the Company for up to 2 years. If the Company restricted Mr. Vagany from competing for 1 year, it would be required to pay Mr. Vagany a one-time lump sum payment equal to 6 months salary. If the Company restricted Mr. Vagany from competing for 2 years, it would be required to pay Mr. Vagany a one-time lump sum payment equal to 12 months salary. Such payment provision enables the Company to prevent Mr. Vagany from competing with the Company.

Miscellaneous

While the Company rewards performance that contributes to business developments that meet the Company’s long-term goals, the Company does not have any long-term compensation plans in place, pursuant to which performance will be measured over a period of more than one year and compensation will be paid out after a period of more than a year.

The Company has utilized market data in making compensation decisions but the Company has not targeted any of its compensation decisions to any specific benchmarks or peer groups.

The Company’s awards of stock options have been made on certain dates set well in advance (traditionally the first business day of the year) per contractual obligations with the exercise prices determined based on the market price on the date of grant, which market price has been calculated by taking the average of the closing prices of the Company’s Common Stock on the American Stock Exchange for the prior 20 trading days.

To date, amounts realizable from prior compensation have not had a material affect on the Company’s subsequent compensation decisions.

The Company has never increased or decreased compensation materially for any executive officer.

The Company does not have any formal equity ownership requirements.

The Company reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 in any taxable year that is paid to certain individuals unless the compensation is performance based. The Company believes that the compensation paid under its compensation programs is generally fully deductible for federal income tax purposes. However, in certain situations, the Company may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Compensation Committee Report

The following Report of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which is to be included in the Company’s 2007 Stockholder Meeting Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy”). Based on such review and discussions, the Board of Directors approved the inclusion of the Compensation Discussion and Analysis in the Company’s Proxy.

Ole Steen Andersen

Ole Bertram

Robert R. Dogonowski

Jesper Theill Eriksen

Jens Due Olsen

Carsten Dyrup Revsbech

John B. Ryan

Henrik Scheinemann

Summary Compensation Table

The following table includes information concerning compensation for the fiscal year ended December 31, 2006 in reference to Torben V. Holm, the Company’s former Chief Executive Officer; William T. McGann, the Company’s former Chief Financial Officer; and certain other former or current executive officers of the Company whose total annual compensation exceeded $100,000 during the fiscal year ended December 31, 2006 (collectively, the “Named Executive Officers”). Certain compensation amounts reported in this table were paid in euros (€ or EUR), Hungarian forints (HUF) or Danish krones (DKK) and have been converted into U.S. dollars using the relevant average monthly exchange rate. The majority of the amounts reported for Messrs. Holm and Wurtz have been paid, or are payable, by TDC for the services of Messrs. Holm and Wurtz as Executive Officers of the Company. Messrs. Holm and Wurtz are employees of TDC. The Company has paid some of Messrs. Holm’s and Wurtz’s Budapest-based expenses.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)	Option Awards ($) (3)	Non- Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Torben V. Holm, former President and Chief Executive Officer	2006	215,800	29,168	—			—	663,394	(5)	908,362
William T. McGann, former Chief Financial Officer	2006	186,304	31,842	—	312,550	—	—	719,320	(6)	1,250,016
Peter T. Noone, General Counsel and Secretary	2006	214,461	25,000	—	178,600	—	—	3,939	(7)	422,000
Tamas Vagany, Chief Commercial Officer (Domestic)	2006	99,690	—	—	—	81,606	—	12,239	(8)	193,535
Alex Wurtz, former head of Business Development	2006	139,573	29,620	—	—	—	—	324,097	(9)	493,290

(1)	Messrs. Holm and Wurtz received guaranteed after-tax “take-home” salaries and TDC is responsible for the taxes imposed upon their guaranteed “take home” salaries as well as the taxes on the other taxable components of their compensation. The amount reported for Mr. Holm includes a guaranteed monthly payment that Mr. Holm received from TDC in lieu of the implementation of a stock option program in 2006 by TDC.
(2)	The amounts reported for Messrs. Holm and Wurtz consist of guaranteed after-tax “take-home” 2006 performance bonuses. The Company approved two payments to TDC as reimbursement for the costs of the bonuses and the related taxes.
(3)	The accounting expense for 2006 in connection with the grant of stock options to Messrs. McGann and Noone in 2006 was calculated in accordance with FAS 123R and the valuation was made using the Black-Scholes option pricing model. The assumptions used in such valuation are included in Footnote 1(m) of the Notes to Consolidated Financial Statements for the Company’s Consolidated Financial Statements for the year ended December 31, 2006, which financial statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
(4)	Mr. Vagany’s $81,606 cash bonus award is based on an individual incentive cash bonus plan established in December 2005 which covered Mr. Vagany’s 2006 performance which contained Company performance targets (Revenue, EBITDA and cash flow), departmental performance targets (sales, line counts and EBITDA) and individual targets.

(5)	The amount reported for Mr. Holm includes the Company’s estimate of Mr. Holm’s personal tax liability which is reimbursed by TDC ($539,211) and TDC’s contributions to a vested retirement plan for Mr. Holm ($41,646). The amount reported also includes the value of the following perquisites and other personal benefits: the costs associated with Mr. Holm’s weekly commute back to his home in Denmark which costs include airfare, parking and taxi costs ($26,155); the costs for the Company to rent an apartment in Budapest for Mr. Holm ($30,502); the costs associated with the provision by the Company of an automobile in Budapest for Mr. Holm; the payment by TDC for certain personal tax advice for Mr. Holm; a holiday allowance paid by TDC; and the costs associated with maintaining an account with an Internet Service Provider at Mr. Holm’s home in Denmark, which costs were paid by TDC.
(6)	The amount reported for Mr. McGann includes the Company’s contributions to a vested retirement plan for Mr. McGann ($83,890) and a lump sum payment representing 21 months’ salary paid in connection with the termination of Mr. McGann’s employment agreement ($564,918). The amount reported also includes the value of the following perquisites and other personal benefits: a housing allowance paid to Mr. McGann ($45,204); amounts paid by the Company for certain tuition costs for Mr. McGann’s children; the costs associated with the provision by the Company of an automobile in Budapest for Mr. McGann; and a payment for unused vacation time in connection with the termination of Mr. McGann’s employment agreement.
(7)	The amount reported for Mr. Noone consists of payments to Mr. Noone for certain life insurance costs.
(8)	The amount reported for Mr. Vagany consists of the Company’s contributions to a vested retirement plan ($3,489) and the costs associated with the provision by the Company of an automobile in Budapest for Mr. Vagany.
(9)	The amount reported for Mr. Wurtz includes the Company’s estimate of Mr. Wurtz’s personal tax liability which is reimbursed by TDC ($225,381) and TDC’s contributions to a vested retirement plan for Mr. Wurtz ($13,755). The amount reported also includes the value of the following perquisites and other personal benefits: the airfare and gasoline costs associated with Mr. Wurtz’s personal trips back to his home in Denmark; the costs for the Company to rent an apartment in Budapest for Mr. Wurtz ($35,186); the costs associated with the provision by the Company of an automobile in Budapest for Mr. Wurtz; the payment by TDC for certain personal tax advice for Mr. Wurtz; the payments in connection with the resettlement of Mr. Wurtz’s family back in Denmark; and a holiday allowance paid by TDC.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the options granted during the fiscal year ended December 31, 2006 to each of the Named Executive Officers.

Name and Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William T. McGann, former Chief Financial Officer	01/03/06								35,000	15.62	$15.72	312,550
Peter T. Noone, General Counsel and Secretary	01/03/06								20,000	15.62	$15.72	178,600

(1)	As required per the employment agreements between the Company and Messrs. McGann and Noone, the Company granted, on the first business day of the year, options to Messrs. McGann and Noone to purchase 35,000 and 20,000 shares, respectively, of the Company’s Common Stock at an exercise price of $15.62 per share. In accordance with the Company’s policy, the exercise price is determined based on the market price of the Company’s Common Stock on the date of grant, which market price is calculated based on the average of the closing price of the Company’s Common Stock on the American Stock Exchange for the twenty trading days prior to the date of grant. The exercise price ($15.62) was higher than the closing market price of the Company’s Common Stock on the American Stock Exchange on the last trading day prior to the grant ($15.55) and less than the closing market price of the Company’s Common Stock on the American Stock Exchange on the date of grant ($15.72).

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Award Table

Mr. McGann’s now terminated employment agreement provided for a 2006 annual aggregate compensation of €249,600, which was comprised of several elements including: salary; Company contributions to a vested retirement fund; a housing allowance; and tuition for his children’s education. The agreement also provided for an annual award of immediately-vested ten-year options to purchase at least 35,000 shares of Common Stock. Mr. McGann was eligible to receive an annual performance bonus at the Company’s discretion consisting of either cash, stock, additional stock options or a combination thereof. The agreement provided that if Mr. McGann’s employment was terminated by the Company without cause, or if Mr. McGann terminated the agreement due to, among other reasons, a demotion or reduction in compensation other than for cause, Mr. McGann would have been entitled to receive severance benefits including 18 months of compensation and 18 months of health insurance coverage. Mr. McGann would have also been entitled to keep the full exercise periods of his outstanding options. The Company was required to give Mr. McGann six months notice prior to termination by the Company other than for cause. On September 14, 2006, the Company and Mr. McGann entered into a separation agreement which provided for Mr. McGann to resign as an officer and employee of the Company, which resignation took effect as of December 31, 2006. The separation agreement provided for the Company to pay Mr. McGann an aggregate of €EUR 436,800 (approximately $564,918) representing 21 months’ salary paid in connection with the termination of Mr. McGann’s employment agreement, which payment included the termination payment provided for in Mr. McGann’s employment agreement in the event of a termination of Mr. McGann’s employment without cause and an additional payment approved by the Company’s Board of Directors in consideration of Mr. McGann’s services to the Company. The Company is required to continue to provide Mr. McGann and his dependents with health insurance coverage for 21 months beyond the date of the termination of his employment. Pursuant to Mr. McGann’s employment agreement, the expiration dates of his existing outstanding employee stock options shall remain unchanged. The Company’s equity compensation plans provide that if an employee resigns or is terminated without cause, the exercise period of an option shall be the shorter of (i) three years or (ii) the original expiration date of the option.

Mr. Noone’s employment agreement provides for an indefinite term with a 2006 annual aggregate compensation of $218,400. The agreement also provides for an annual award of immediately-vested ten-year options to purchase at least 20,000 shares of Common Stock. Mr. Noone is eligible to receive an annual performance bonus at the Company’s discretion consisting of either cash, stock, additional stock options or a combination thereof.

Mr. Vagany’s employment agreement provides for an indefinite term with a 2006 monthly base salary of HUF 1,750,000 (approximately $9,700). Mr. Vagany is eligible to receive an annual performance cash bonus based upon pre-determined objectives. The Company set up an individual incentive cash bonus plan in December 2005 which covered Mr. Vagany’s 2006 performance with a target bonus set at 50% of Mr. Vagany’s annual base salary with a maximum bonus payout equal to 100% of his annual base salary. Mr. Vagany’s bonus was tied to the satisfactory completion of certain criteria related to the overall Company’s financial performance 35% (revenue, EBITDA (earnings before interest, tax, depreciation and amortization), and cash flow), his department’s financial and operating performance 40% (sales, line counts and EBITDA) and some personal targets 25% (employee satisfaction scores, employee turnover and general assessment). Mr. Vagany is also entitled to the use of a company automobile.

TDC nominated, and the Board of Directors approved the appointment of, Mr. Holm to serve as the Company’s President and Chief Executive Officer following TDC’s acquisition of additional debt and equity securities of the Company in April 2005, which acquisition resulted in TDC owning a majority of the Company’s outstanding Common Stock. Mr. Holm is an employee of TDC and served as the Company’s President and Chief Executive Officer and was also the head of management’s executive committee. Alex Wurtz served as the Company’s head of Corporate Business Development and was a member of the Company’s management executive committee. He was appointed to the position by Mr. Holm. Mr. Wurtz is also an employee of TDC. Messrs. Holm and Wurtz have employment agreements with TDC and TDC is responsible for the payment of the compensation of Messrs. Holm and Wurtz. Messrs. Holm and Wurtz were “tax equalized” in that they were provided with guaranteed after-tax “take home” salaries. TDC is responsible for all the taxes imposed upon their guaranteed “take home” salaries as well as the taxes on the other taxable components of their compensation. TDC made monthly contributions to vested retirement accounts for both Messrs. Holm and Wurtz. Mr. Holm’s employment agreement provided for the payment of his transportation costs to commute weekly back to his home to Denmark. Mr. Wurtz was entitled to six trips back to Denmark each year. Messrs. Holm and Wurtz were entitled to automobiles and housing in Budapest, Hungary. They were also provided with reimbursement for the costs associated with tax advice. Both Messrs. Holm and Wurtz served as executive officers of the Company pursuant to a secondment arrangement with TDC. On March 6, 2007, the Company and TDC entered into secondment agreements which provide for the Company to reimburse TDC for some of the costs associated with the employment of Messrs. Holm and Wurtz.

For Mr. Holm, the Company has agreed to pay TDC €436,774 (approximately $594,000) for Mr. Holm’s services for the 12 month period from May 2005 to April 2006. Such amount covers certain costs incurred by TDC in employing Mr. Holm pursuant to his employment agreement with TDC, which costs include a post-tax salary guarantee, contributions by TDC to a vested retirement fund for Mr. Holm and the costs of certain personal tax liabilities incurred by Mr. Holm. The Company has also agreed to reimburse TDC €51,783 (approximately $70,000) to cover the costs of a start-up bonus and a 2005 performance bonus paid by TDC to Mr. Holm. For the period from May 2006 until the end of Mr. Holm’s service to the Company, the Company has agreed to pay TDC €36,200 (approximately $49,000) per month to cover some of the monthly costs incurred by TDC for employing Mr. Holm. The Company was responsible for paying the monthly costs for Mr. Holm’s Budapest apartment (approximately $2,500 per month) and Mr. Holm’s airfare costs to commute back to his home in Denmark. In March 2007, the Company approved a payment to TDC in the amount of €58,414 (approximately $77,000) to cover the costs of a 2006 performance bonus for Mr. Holm, which amount includes the estimated taxes.

For Mr. Wurtz, the Company has agreed to pay TDC €208,815 (approximately $284,000) for Mr. Wurtz’s services for the 11 month period from June 2005 to April 2006. Such amount covers certain costs incurred by TDC in employing Mr. Wurtz pursuant to his employment agreement with TDC, which costs include a post-tax salary guarantee, contributions by TDC to a vested retirement fund for Mr. Wurtz and the costs of certain personal tax liabilities incurred by Mr. Wurtz. The Company has also agreed to reimburse TDC €34,409 (approximately $47,000) to cover the costs of a start-up bonus and a 2005 performance bonus paid by TDC to Mr. Wurtz. For the period from May 2006 until the end of Mr. Wurtz’s service to the Company, the Company has agreed to pay TDC

€18,000 (approximately $24,000) per month to cover some of the monthly costs incurred by TDC for employing Mr. Wurtz. The Company was responsible for paying the monthly costs for Mr. Wurtz’s Budapest apartment (approximately $3,000 per month). In March 2007, the Company approved a payment to TDC in the amount of €42,483 (approximately $56,000) to cover the costs of a 2006 performance bonus for Mr. Wurtz, which amount includes the estimated taxes.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information, as of the fiscal year end December 31, 2006, with respect to the value of all unexercised options previously awarded to the Named Executive Officers. The number of options held at December 31, 2006 includes options granted under the 2002 Incentive Stock Option Plan, as amended, the Non-Employee Director Stock Option Plan, as amended, and the 2004 Long-Term Incentive Plan. All of Mr. Holm’s options have been subsequently canceled with no consideration paid to Mr. Holm due to an internal policy of Mr. Holm’s employer, TDC.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Torben V. Holm, former President and Chief Executive Officer	5,000 5,000 5,000 5,000	— — — —	— — — —	6.21 6.49 5.78 10.89	05/19/08 05/19/08 05/19/08 05/19/08	— — — —	— — — —	— — — —	— — — —
William T. McGann, former Chief Financial Officer	20,000 20,000 40,000 35,000 35,000	— — — — —	— — — — —	4.72 7.46 9.39 13.01 15.62	01/01/12 01/01/13 12/31/13 01/02/15 01/02/16	— — — — —	— — — — —	— — — — —	— — — — —
Peter T. Noone, General Counsel and Secretary	20,000 20,000 20,000 20,000 20,000	— — — — —	— — — — —	4.72 7.46 9.39 13.01 15.62	01/01/12 01/01/13 12/31/13 01/02/15 01/02/16	— — — — —	— — — — —	— — — — —	— — — — —

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the options exercised by the Named Executive Officers during the fiscal year ended December 31, 2006. The options exercised by Mr. Holm in 2006 are options that Mr. Holm received in April 2005 from TDC to purchase shares of TDC stock. For this table, the amount realized on the exercise and sale of the shares was converted from Danish Kroner to U.S. dollars. The exercise of any options granted by TDC to Mr. Holm prior to 2005 (the year Mr. Holm was appointed as the Company’s Chief Executive Officer) are not included in the table.

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Torben V. Holm, former President and Chief Executive Officer	7,938	(1)	161,854	—	—
William T. McGann, former Chief Financial Officer	10,000		106,900	—	—
Peter T. Noone, General Counsel and Secretary	15,000		160,350	—	—

(1)	The options exercised by Mr. Holm in 2006 are options that Mr. Holm received in April 2005 from TDC to purchase shares of TDC stock. For this table, the amount realized on the exercise and sale of the shares was converted from Danish Kroner to U.S. dollars. The exercise of any options granted by TDC to Mr. Holm prior to 2005 (the year Mr. Holm was appointed as the Company’s Chief Executive Officer) are not included in the table.

Potential Payments Upon Termination or Change-in-Control

The now terminated employment agreement of William T. McGann, the Company’s former Chief Financial Officer, provided that if Mr. McGann’s employment was terminated by the Company without cause, or if Mr. McGann terminated the agreement due to, among other reasons, a demotion or reduction in compensation other than for cause, Mr. McGann would have been entitled to receive severance benefits including a lump sum payment equal to 18 months of compensation payable within 30 days of termination and 18 months of continued health insurance coverage. Mr. McGann’s year-end 2006 compensation was €249,600 (approximately $339,000). Mr. McGann would have also been entitled to keep the existing exercise period of each of his outstanding employee stock options. If such termination of employment occurred within one year following a “change in control” of the Company, Mr. McGann would have been entitled to an additional lump sum payment equal to six months compensation and an additional six months of continued health insurance coverage. The Company was required to give Mr. McGann six months notice prior to termination by the Company for other than cause. Mr. McGann could have also terminated the agreement for any reason upon three months notice and, upon such termination of employment, Mr. McGann would have been entitled to receive a lump sum payment equal to six months compensation and six months of continued health insurance coverage.

On September 14, 2006, the Company and Mr. McGann entered into a separation agreement which provided for Mr. McGann to resign as an officer and employee of the Company, which resignation took effect on December 31, 2006. The separation agreement provided for the Company to pay Mr. McGann an aggregate of €EUR 436,800 (approximately $564,918) representing 21 months’ salary paid in connection with the termination of Mr. McGann’s employment agreement, which payment included the termination payment provided for in Mr. McGann’s employment agreement in the event of a termination of Mr. McGann’s employment without cause and an additional payment approved by the Board of Directors in consideration of Mr. McGann’s services to the Company. The Company is required to continue to provide Mr. McGann and his dependents with health insurance coverage for 21 months beyond the date of the termination of his employment. The estimated monthly cost of such insurance coverage is approximately $1,500 per month. Pursuant to Mr. McGann’s employment agreement, Mr. McGann shall retain the full exercise period for each of his outstanding employee stock options. Mr. McGann’s outstanding employee options each had a 10-year exercise period upon grant. The Company’s equity compensation plans provide that if an employee resigns or is terminated without cause, the exercise period shall be the shorter of (i) three years or (ii) the original expiration date of the option. Mr. McGann has agreed to not solicit for employment any of the Company’s employees for a period of two years following the termination of his employment.

Mr. Noone’s employment agreement provides that if Mr. Noone’s employment is terminated by the Company without cause, or if Mr. Noone terminates the agreement due to, among other reasons, a demotion or reduction in compensation other than for cause, Mr. Noone would be entitled to receive severance benefits including a lump sum payment equal to 12 months of compensation payable within 30 days of termination and 12 months of continued health insurance coverage. Mr. Noone’s 2006 annual compensation was $218,400. The estimated monthly health insurance coverage would cost approximately $1,000 per month. Mr. Noone would also keep the existing exercise periods of each of his outstanding employee stock options. Mr. Noone’s outstanding employee stock options each had a 10-year exercise period upon grant. The Company’s equity compensation plans provide that if an employee resigns or is terminated without cause, the exercise period shall be the shorter of (i) three years or (ii) the original expiration date of the option. The Company must give Mr. Noone six months notice prior to termination by the Company for other than cause. If such termination of employment occurs within one year following a “change in control” of the Company, Mr. Noone would be entitled to an additional lump sum payment equal to six months compensation and an additional six months of continued health insurance coverage. Mr. Noone can also terminate the agreement for any reason upon three months notice and, upon such termination of employment, Mr. Noone would be entitled to receive a lump sum payment equal to six months compensation and six months of continued health insurance coverage.

Mr. Vagany’s employment agreement provides that the Company may terminate the employment agreement upon 12 months notice and Mr. Vagany may terminate the employment agreement upon 6 months notice. If the employment agreement is terminated without the Company’s consent, Mr. Vagany can be restricted, at the Company’s discretion, from competing with the Company for up to 2 years. If the Company restricted Mr. Vagany from competing for 1 year, it would be required to pay Mr. Vagany a one-time lump sum payment equal to 6 months salary. If the Company restricted Mr. Vagany from competing for 2 years, it would be required to pay Mr. Vagany a one-time lump sum payment equal to 12 months salary. Mr. Vagany’s 2006 annual salary was HUF 21 million (approximately $116,000).

Director Compensation Table

The following table provides compensation information for the one year period ended December 31, 2006 for each member of the Board of Directors that received any form of compensation in 2006. The former directors who were employees of TDC and served on the Board of Directors during 2006 (Kim Frimer, Jesper Helmuth Larsen, Christian Eyde Moeller and Peter Thomsen) and the current directors who are employees of TDC (Robert Dogonowski, Jesper Theill Eriksen, Carsten Dyrup Revsbech, and Henrik Scheinemann) do not receive any compensation for serving on the Company’s Board of Directors due to TDC’s internal policy.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Ole Steen Andersen	6,800	9,821	(2)	—	—	—	—	16,621
Ole Bertram	15,200	32,232	(3)	—	—	—	—	47,432
John B. Ryan	35,200	32,232	(4)	—	—	—	—	67,432
William E. Starkey	12,600	20,730	(4)	—	—	—	—	33,330

(1)	Messrs. Bertram, Ryan and Starkey each received 2,000 shares of the Company’s Common Stock in May 2006 upon reelection to the Company’s Board of Directors. The shares vest upon the completion of the Board of Directors’ term in May 2007. The grant date fair value of each share was the market price on the date of grant of $15.35 per share ($92,100 in total). Upon Mr. Starkey’s resignation from the Board of Directors in September 2006, he forfeited 1,500 of his shares and 500 of his shares were vested and released to Mr. Starkey. Mr. Andersen received a pro-rated grant of 1,500 shares of the Company’s common stock for his services for the remainder of the Board of Directors’ term. The grant date fair value of each share was the market price on the date of grant of $14.47 per share ($21,705 in total). The accounting expense for 2006 in connection with the grant of stock to directors was calculated in accordance with FAS 123R. The assumptions used in such valuation are included in Footnote 1(m) of the Notes to Consolidated Financial Statements for the Company’s Consolidated Financial Statements for the year ended December 31, 2006, which financial statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
(2)	At year-end 2006, Mr. Andersen held 1,500 shares of Common Stock that were awarded to him for his service as a director of the Company.
(3)	At year end 2006, Mr. Bertram held 124,491 shares of the Company’s Common Stock, which shares represent: 4,000 shares rewarded for his service as a director; 15,500 shares rewarded for his service as the Company’s President and Chief Executive Officer; and 104,991 shares that Mr. Bertram holds as a result of the exercise of options that he received as President and Chief Executive Officer of the Company. At year-end 2006, Mr. Bertram also held options to purchase 400,000 shares of the Company’s Common Stock, which options he received for his service as President and Chief Executive Officer of the Company.
(4)	At year-end 2006, Messrs. Ryan and Starkey each held 4,500 shares of Common Stock that were awarded to them for their services as directors of the Company. At year-end 2006, Messrs. Ryan and Starkey each held options to purchase 40,000 shares of the Company’s Common Stock, which options were awarded to them for their service as directors of the Company.

The directors who are employees of TDC, the Company’s majority stockholder, are prohibited by TDC policy from accepting compensation for serving on the Board of Directors. The Company compensates directors who are not TDC employees with a fixed quarterly fee of $2,500, a per meeting fee of $800 for meetings held in-person and a per meeting fee of $400 for meetings held via telephonic conference call. The eligible directors also received 2,000 shares of Common Stock for their 2006 to 2007 service. Such shares vest upon the completion of the one-year board term in May 2007. For Audit Committee meetings, the directors are paid a per meeting fee of $1,000 ($2,000 for the Chairman) for meetings held in-person and a per meeting fee of $500 ($1,000 for the Chairman) for meetings held via telephonic conference call. The Chairman of the Audit Committee also receives a $2,500 fixed quarterly fee. The Company also reimburses the directors for out-of-pocket expenses.

SECURITY OWNERSHIP

Security Ownership of Management

The following table sets forth the beneficial ownership of the Company’s Common Stock as of April 27, 2007, for each current director and nominee for director, each Named Executive Officer, and by all directors and executive officers of the Company as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
	Named Executive Officers

Common Stock	Torben V. Holm, former President and Chief Executive Officer	0	(2)	*
Common Stock	William T. McGann, former Chief Financial Officer	150,047	(3)	*
Common Stock	Peter T. Noone, General Counsel and Secretary	129,610	(4)	*
Common Stock	Tamas Vagany, Chief Commercial Officer (Domestic)	0		*
Common Stock	Alex Wurtz, former head of Business Development	0	(2)	*

	Current Directors Who are Nominees for Election

Common Stock	Ole Steen Andersen	1,500	(5)	*
Common Stock	Robert R. Dogonowski	0	(6)	*
Common Stock	Jesper Theill Eriksen	0	(6)	*
Common Stock	Jens Due Olsen	0		*
Common Stock	Carsten Dyrup Revsbech	0	(6)
Common Stock	Henrik Scheinemann	0	(6)	*

	Other Current Directors

Common Stock	Ole Bertram	465,698	(7)	2.8
Common Stock	John B. Ryan	40,289	(8)	*

	Other Nominee for Election

	Peter Feiner	0		*
Common Stock	All Directors and Executive Officers as a group – (11 persons) (9)	1,301,641		7.8%

*	Less than one percent
(1)	“Shares Beneficially Owned” includes shares held directly, as well as shares which such persons have the right to acquire within 60 days of April 27, 2007 and shares held by certain members of such persons’ families, over which such persons may be deemed to have sole or shared voting power or investment power. “Percent of Class” is calculated by dividing the “Shares Beneficially Owned” by the individual (or group) by the shares of Common Stock outstanding as of April 27, 2007 plus only those shares which the individual (or group) has the right to acquire within 60 days of April 27, 2007.
(2)	Does not include shares reported to be beneficially owned by TDC A/S. See “- Security Ownership of Certain Beneficial Owners” and “- Change in Control” and “Other Information-Certain Relationships and Related Transactions.” Mr. Holm, who served as the President and Chief Executive Officer of the Company, and Mr. Wurtz, who served as the head of the Company’s Corporate Business Development, are employees of TDC A/S.
(3)

Includes 20,000 shares subject to options presently exercisable at $4.72 per share, 20,000 shares subject to options presently exercisable at $7.46 per share, 40,000 shares subject to options presently exercisable at $9.39 per share, 35,000 shares subject to options presently exercisable at $13.01 per share, and 35,000 shares subject to options presently exercisable at $15.62 per share, granted pursuant to Mr. McGann’s now terminated employment agreement. See “Executive Compensation-Compensation Discussion and Analysis-Compensation Packages of Named Executive Officers.”

(4)	Includes 20,000 shares subject to options presently exercisable at $4.72 per share, 20,000 shares subject to options presently exercisable at $7.46 per share, 20,000 shares subject to options presently exercisable at $9.39 per share, 20,000 shares subject to options presently exercisable at $13.01 per share, 20,000 shares subject to options presently exercisable at $15.62 per share, and 20,000 shares subject to options presently exercisable at $14.64 per share granted pursuant to Mr. Noone’s employment agreement. See “Executive Compensation-Compensation Discussion and Analysis-Compensation Packages of Named Executive Officers.”
(5)	Consists of 1,500 shares granted from the Company’s 2004 Long-Term Incentive Plan which vest in May 2007.
(6)	Does not include shares reported to be beneficially owned by TDC A/S. Robert R. Dogonowski, Jesper Theill Eriksen, Carsten Dyrup Revsbech and Henrik Scheinemann, directors of the Company, serve as officers of TDC A/S. See “- Security Ownership of Certain Beneficial Owners” and “- Change in Control” and “Other Information-Certain Relationships and Related Transactions.”
(7)	Includes 100,000 shares subject to options presently exercisable at $9.39 per share and 100,000 shares subject to options presently exercisable at $13.01 per share, granted pursuant to Mr. Bertram’s now terminated employment agreement. Also includes 2,000 shares granted from the Company’s 2004 Long-Term Incentive Plan which vest in May 2007.
(8)	Includes 5,000 shares subject to options presently exercisable at $6.78 per share, 5,000 shares subject to options presently exercisable at $6.00 per share, 5,000 shares subject to options presently exercisable at $6.21 per share, 5,000 shares subject to options presently exercisable at $6.49 per share, 5,000 shares subject to options presently exercisable at $5.78 per share, and 5,000 shares subject to options presently exercisable at $10.89 per share granted from the Company’s Non-Employee Director Stock Option Plan. Also includes 2,000 shares granted from the Company’s 2004 Long-Term Incentive Plan which vest in May 2007.
(9)	On April 27, 2007, the Company completed its acquisition of Invitel. As part of the consideration for the acquisition of Invitel, the Company issued approximately 962,000 shares of its Common Stock to certain members of Invitel’s management team in payment for some of their shares of Invitel. The members of the Invitel management team receiving shares of the Company’s Common Stock are now officers of the Company. Given that the transaction has just closed, the Company has not made a definitive determination as to which such officers are “executive officers”. Therefore, the number of “directors and executive officers” and the respective shares reported above only includes, in addition to the directors and the Company’s General Counsel, Invitel’s Chief Executive Officer and Chief Financial Officer who have become the Company’s Chief Executive Officer and Chief Financial Officer, respectively.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April 27, 2007, certain information as to those persons who were known by the Company to be beneficial owners of more than 5% of the outstanding Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Common Stock	TDC A/S Noerregade 21 0900 Copenhagen C Denmark	10,799,782	(2)	64.6%
Common Stock	Straumer-Burdaras Investment Bank hf. Borgartun 25 IS-105, Reykjavik Iceland	1,391,498	(3)	8.5%

(1)	“Shares Beneficially Owned” includes shares held directly as well as shares which such entity may have the right to acquire within 60 days of April 27, 2007. “Percent of Class” is calculated by dividing the “Shares Beneficially Owned” by such entity by the shares of Common Stock outstanding as of April 27, 2007 plus only those shares which such entity may have the right to acquire within 60 days of April 27, 2007.
(2)	Includes 300,000 shares of Common Stock which are issuable upon the conversion by TDC of its 30,000 shares of the Company’s Series A Preferred Stock. See “- Change in Control” and “Other Information-Certain Relationships and Related Transactions.”
(3)	Based on the ownership reported in its April 24, 2007 SEC filing.

Change in Control

TDC A/S (“TDC”), a Danish telecommunications company, owns 63.9% of the Company’s outstanding Common Stock and 62.4% of the outstanding Common Stock on a fully diluted basis. In January 2006, Nordic Telephone Company ApS, a Danish entity owned by 5 private equity firms (“Nordic Telephone”), completed its tender offer for the outstanding shares of TDC. Nordic Telephone now owns 87.9% of TDC.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITOR

General Information

The Audit Committee of the Board of Directors has approved the appointment of PricewaterhouseCoopers Kft. (“PWC”) as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 2007. The Company is seeking the stockholders’ ratification of such action. The submission of this matter for approval by stockholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the stockholders do not approve the selection of PWC, the selection of such firm as independent public accountants for the Company will be reconsidered by the Audit Committee.

KPMG Hungaria Kft. (“KPMG”), our prior independent registered public accounting firm, served as our independent auditors for the audit of our financial statements for the last 12 years. A representative from each of PWC and KPMG have been invited to attend the Meeting to respond to appropriate questions and both will have an opportunity to make a statement if they attend the Meeting and so desire.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Following the completion of the acquisition of Invitel, the Audit Committee held a meeting on April 27, 2007 to appoint an independent accountant. Given the transforming nature of the Invitel transaction and the retention by the Company of a new Chief Executive Officer and a new Chief Financial Officer, the Audit Committee deemed it an appropriate time and a matter of good corporate governance to change independent accountants following the retention of KPMG for 12 years. Therefore, the Audit Committee retained PWC. KPMG’s reports on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

Independent Auditor Fees

KPMG served as our independent auditor for the audit of our financial statements for fiscal years 2005 and 2006.

The reports of KPMG on our audited consolidated financial statements at December 31, 2006 and December 31, 2005 and for the fiscal years then ended, contained no adverse opinions or disclaimers of opinion and are not qualified or modified as to uncertainty, audit scope or accounting principles.

The following table presents fees for professional audit services rendered by KPMG for the audits of the Company’s annual financial statements for the years ended December 31, 2006 and December 31, 2005, and fees for other services rendered by KPMG during those periods (in thousands):

	2006	2005
Audit fees	926	789
Audit-related fees	4	231
Tax fees	9	95
All other fees	87	4

Total	1,026	1,119

Services rendered by KPMG in connection with fees presented above were as follows:

Audit Fees

In fiscal year 2006 and 2005, audit fees include fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements, the quarterly reviews of the financial statements included in the Company’s Form 10-Q filings, and certain other services customarily provided in connection with statutory and regulatory filings and the audit engagement.

Audit-Related Fees

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under “Audit Fees”. The Audit-Related services provided by KPMG for fiscal years 2006 and 2005 include advice on various U.S. and Hungarian accounting issues, certain audit work related to the financial statements of PanTel, services related to the Company’s compliance with Hungarian regulatory requirements and certain other project related services.

Tax Fees

Tax Fees consist of fees for services related to tax compliance, tax advice and tax planning. The services rendered by KPMG comprising the “Tax Fees” for fiscal years 2006 and 2005 consist of services with respect to a tax analysis of the structure of the PanTel transaction and various other tax advice and tax compliance services.

All Other Fees

The services rendered by KPMG comprising “All Other Fees” for fiscal years 2006 and 2005 consist of translation services and training and advice regarding regulatory compliance.

All audit services, audit-related services, tax services and other services provided by KPMG in connection with the 2006 and 2005 fiscal years were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (“Pre-Approval Policy”). The Pre-Approval Policy provides for the Audit Committee to specifically pre-approve the annual audit services engagement. The Pre-Approval Policy provides for pre-approval, without specific authorization from the Audit Committee, of specifically described audit-related services, tax services and other services within certain financial thresholds. Individual engagements anticipated to exceed pre-established thresholds and other services not specifically described must be separately pre-approved by the Audit Committee. The Pre-Approval Policy authorizes the Audit Committee to delegate to one or more of its members specific pre-approval authority with respect to permitted services. During fiscal year 2006, the Audit Committee or the Chairman of the Audit Committee specifically pre-approved all services performed by KPMG in 2006.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

March 12, 2007

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006.

We have discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board.

We have received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board, and have discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Ole Steen Andersen

Carsten Dyrup Revsbech

John B. Ryan (Chair)

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS KFT. AS OUR INDEPENDENT AUDITOR.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares entitled to vote thereon.

OTHER INFORMATION

Certain Relationships and Related Transactions

TDC owns 63.9% of the Company’s outstanding Common Stock and 30,000 shares of preferred stock convertible into 300,000 shares of Common Stock. The Company owes TDC $756,000 for the accumulated dividends on the preferred stock. On March 28, 2007 TDC exercised warrants enabling it to purchase 2,500,000 shares of Common Stock at $10 per share by transferring back to the Company notes issued by the Company in the aggregate principal amount of $25 million, which notes were to mature on March 31, 2007. Interest on the notes was payable semi-annually at the applicable U.S. Dollar LIBOR rate for the interest period plus 3.5% (8.88% at December 31, 2006). During 2006, the Company paid TDC $1,960,863 in interest on the notes. Messrs. Dogonowski, Eriksen, Revsbech and Scheinemann, current directors and nominees for re-election, are officers of TDC.

TDC nominated, and the Board of Directors approved the appointment of, Mr. Holm to serve as the Company’s President and Chief Executive Officer following TDC’s acquisition of additional debt and equity securities of the Company in April 2005, which acquisition resulted in TDC owning a majority of the Company’s outstanding Common Stock. Mr. Holm is an employee of TDC and served as the Company’s President and Chief Executive Officer and was also the head of management’s executive committee. Alex Wurtz served as the Company’s head of Corporate Business Development since June 2005 and was a member of the Company’s management executive committee. He was appointed to the position by Mr. Holm. Mr. Wurtz is also an employee of TDC. Both Messrs. Holm and Wurtz served as executive officers of the Company pursuant to a secondment arrangement with TDC. On March 6, 2007, the Company and TDC entered into secondment agreements which provide for the Company to reimburse TDC for some of the costs associated with the employment of Messrs. Holm and Wurtz.

For Mr. Holm, the Company has agreed to pay TDC €436,774 (approximately $594,000) for Mr. Holm’s services for the 12 month period from May 2005 to April 2006. Such amount covers certain costs incurred by TDC in employing Mr. Holm pursuant to his employment agreement with TDC, which costs include an after-tax “take-home” salary guarantee, contributions by TDC to a vested retirement fund for Mr. Holm and the costs of certain personal tax liabilities incurred by Mr. Holm. The Company has also agreed to reimburse TDC €51,783 (approximately $70,000) to cover the costs of a start-up bonus and a 2005 performance bonus paid by TDC to Mr. Holm. For the period from May 2006 until the end of Mr. Holm’s service to the Company, the Company has agreed to pay TDC €36,200 (approximately $49,000) per month to cover some of the monthly costs incurred by TDC for employing Mr. Holm. The Company was responsible for paying the monthly costs for Mr. Holm’s Budapest apartment (approximately $2,500 per month) and Mr. Holm’s airfare costs to commute back to his home in Denmark. In March 2007, the Company approved a payment to TDC in the amount of €58,414 (approximately $77,000) to cover the costs of a 2006 performance bonus for Mr. Holm, which amount includes the estimated taxes.

For Mr. Wurtz, the Company has agreed to pay TDC €208,815 (approximately $284,000) for Mr. Wurtz’s services for the 11 month period from June 2005 to April 2006. Such amount covers certain costs incurred by TDC in employing Mr. Wurtz pursuant to his employment agreement with TDC, which costs include an after-tax “take-home” salary guarantee, contributions by TDC to a vested retirement fund for Mr. Wurtz and the costs of certain personal tax liabilities incurred by Mr. Wurtz. The Company has also agreed to reimburse TDC €34,409 (approximately $47,000) to cover the costs of a start-up bonus and a 2005 performance bonus paid by TDC to Mr. Wurtz. For the period from May 2006 until the end of Mr. Wurtz’s service to the Company, the Company has agreed to pay TDC €18,000 (approximately $24,000) per month to cover some of the monthly costs incurred by TDC for employing Mr. Wurtz. The Company was responsible for paying the monthly costs for Mr. Wurtz’s Budapest apartment (approximately $3,000 per month). In March 2007, the Company approved a payment to TDC in the amount of €42,483 (approximately $56,000) to cover the costs of a 2006 performance bonus for Mr. Wurtz, which amount includes the estimated taxes.

In addition to the services of Messrs. Holm and Wurtz, three employees of TDC have performed financial budgeting and forecasting services for the Company. The Company has reached an agreement with TDC to pay approximately $191,000 for such services. TDC has also provided services for the Company in connection with certain strategic projects, including services in connection with the Company’s acquisition of Invitel. For such services, the Company has agreed to reimburse TDC approximately $372,000 for the costs incurred through February 1, 2007. The remaining costs shall not exceed €123,250 (approximately $168,000).

All of the directors of the Company are covered by a directors and officers liability policy taken out by TDC. In 2006, the Company had approximately $308,000 in expenses for the Company’s portion of the overall premium paid by TDC.

The Company has agreements in place with TDC, on arms-length commercial terms, pursuant to which TDC and the Company transport international voice, data and Internet traffic for each other over their respective telecommunications networks. For 2006, TDC paid the Company a net amount of approximately $1.3 million pursuant to such agreements.

The American Stock Exchange requires the Company’s audit committee to provide appropriate review and oversight of related party transactions. As provided in its charter, the Audit Committee is responsible for reviewing and approving in advance any proposed related party transactions with an individual or entity considered a “related person” under the rules of the SEC. In September 2006, the Audit Committee adopted written policies and procedures for the review and approval of related party agreements (“Related Party Policies and Procedures”). The Related Party Policies and Procedures cover services or resources provided to the Company by a related party and any other transactions between the Company and a related party. Proposals for related party transactions should be submitted in writing to the Audit Committee, which written proposals should include a summary of the proposed material terms along with a supporting statement indicating the reasons that the proposed related party agreement could not be entered into with an independent party on terms and conditions that are more favorable or at least as favorable to the Company. Since the adoption of the Related Party Policies and Procedures, certain services provided by TDC to the Company in connection with the agreement to purchase Invitel and certain other services provided by TDC were not approved in accordance with the terms of the Related Party Policies and Procedures. The Audit Committee did approve the costs for such services.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and beneficial owners of over 10% of the Common Stock to file reports of holdings and transactions in the Company’s Common Stock. Based solely upon a review of the Forms 3, 4 and 5 required to be filed by such directors, officers and beneficial owners pursuant to Section 16(a) for the Company’s fiscal year ended December 31, 2006, the Company has determined that two reports were not timely filed. Ole Steen Andersen, a director, and Peter Thomsen, a former director, each filed their Initial Statements of Beneficial Ownership of Securities late.

Stockholders’ Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company’s 2008 Proxy Statement for the Company’s Annual Meeting of Stockholders to be held in 2008. Any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than January 10, 2008. A stockholder proposal for the Company’s 2008 Annual Meeting of Stockholders which is submitted outside the processes of Rule 14a-8 is considered untimely if the Company did not have notice of such proposal at least 45 days before the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders. For the Company’s 2008 Annual Meeting of Stockholders, such date is March 18, 2008. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

OTHER BUSINESS

The Company’s management does not know of any other matter to be presented for action at the Meeting. If any other matter should be properly presented at the Meeting, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Jesper Theill Eriksen
Jesper Theill Eriksen
Chairman of the Board of Directors

April 27, 2007

Seattle, WA

Appendix A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

HUNGARIAN TELEPHONE AND CABLE CORP.

(Adopted on September 4, 2003)

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Hungarian Telephone and Cable Corp. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•

Assist the Board in oversight and monitoring of (i) the quality and integrity of the Company’s financial statements and related disclosure, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require to be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee shall have the authority and will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

•

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. The Board of Directors shall make a good faith determination that each member of the Audit Committee meets all applicable independence, financial literacy and other requirements of law and the American Stock Exchange (or such other exchange as the Company may be listed on). The Board of Directors shall also determine if any member of the Audit Committee is an “audit committee financial expert” as defined by the SEC.

AUTHORITY AND DUTIES:

•

The Audit Committee shall be directly responsible for the appointment, retention, compensation and oversight of the work of the independent auditor employed by the Company (including the resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee. The Audit Committee shall have ultimate authority to approve all audit engagement fees and terms. The Audit Committee shall, in addition to assuring the regular rotation of the “audit partners” as required by law, consider whether there should be regular rotation of the audit firm.

•

The Audit Committee shall review the experience, qualifications and performance of the independent audit team in order to assess such team’s necessary competence to conduct the audit engagement in accordance with all applicable standards. The Audit Committee shall have the authority to obtain and review, at its discretion, with the lead audit partner and a more senior representative of the independent auditor, annually or more frequently as the Audit Committee considers appropriate, a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental, professional or other regulatory authorities, within the preceding five years, respecting independent audits carried out by the independent auditor, and any steps taken to deal with these issues.

•

The Audit Committee shall ensure that the independent auditor’s independence is not affected by the Company’s retention of a former employee of the independent auditor who was a member of the Company’s audit team. The Audit Committee shall pre-approve the hiring of any employee or former employee of the independent auditor who was a member of the Company’s audit team during the preceding three fiscal years. In addition, the Audit Committee shall pre-approve the hiring of any employee or former employee of the independent auditor (within the preceding three fiscal years) for senior positions within the Company, regardless of whether that person was a member of the Company’s audit team.

•

The Audit Committee shall have the sole authority to pre-approve any non-audit services to be provided to the Company by the independent auditors (or to subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible). In this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors. The Audit Committee shall also review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent auditor.

•

The Audit Committee shall be responsible for reviewing on a continuing basis the quality, adequacy, and effectiveness of the Company’s system of internal controls and any significant deficiencies or material weaknesses in such internal controls, including meeting periodically with the Company’s management and the independent auditor to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under the SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditor relating to such disclosure.

•

The Audit Committee shall review with management the effectiveness of the Company’s disclosure controls and procedures and any evaluations of such disclosure controls and procedures performed by management.

•

The Audit Committee shall be responsible for reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditor’s proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditor regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) discussing with the Company’s independent auditor the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies, audit problems or difficulties and management’s response, disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iv) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements.

•

The Audit Committee shall direct the Company’s independent auditor to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews.

•

The Audit Committee shall review and discuss with management and the independent auditor the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

•

The Audit Committee shall conduct a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditor.

•

The Audit Committee shall review with the independent auditor: (a) all critical accounting policies and practices to be used by the Company in preparing its financial statements, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	The Audit Committee shall oversee compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities.

•	The Audit Committee shall provide a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC.

•	The Audit Committee shall be responsible for reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements.

•

The Audit Committee shall review with management, and any internal or external counsel as the Audit Committee considers appropriate, any legal matters that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies.

•	The Audit Committee shall review with the general counsel the adequacy and effectiveness of the Company’s procedures to ensure compliance with its legal and regulatory responsibilities.

•	The Audit Committee shall be responsible for reviewing, approving and monitoring the Company’s code of ethics for its principal executive and senior financial officers.

•	The Audit Committee shall be responsible, if necessary, for instituting special investigations with full access to all books, records, facilities and personnel of the Company.

•

The Audit Committee shall have the authority to engage outside advisors, including counsel, as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, for the compensation of such outside advisors employed by the Audit Committee in addition to the provision of the necessary funds as determined by the Audit Committee to compensate the independent auditors employed by the Company for the purpose of rendering or issuing an audit report.

•	The Audit Committee shall be responsible for reviewing and approving in advance any proposed related party transactions.

•	The Audit Committee shall be responsible for reviewing its own charter, structure, processes and membership requirements.

•

The Audit Committee shall establish procedures for receiving, retaining and treating complaints received by the Company from its employees regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. For complaints or concerns raised by others (person that are not employees of the Company), the Audit Committee shall address such complaints or concerns on a case-by-case basis.

•	The Audit Committee shall report regularly to the entire Board of Directors.

The foregoing list of duties is not exhaustive, and the Audit Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function. The Audit Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Audit Committee as it deems appropriate. In discharging its oversight role, the Audit Committee shall have full access to all Company books, records, facilities and personnel.

MEETINGS:

The Chairman of the Audit Committee, in consultation with the Audit Committee members, shall determine the schedule and frequency of the Audit Committee meetings, provided that the Audit Committee will meet at least four times each year.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the principal Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

The Chairman of the Audit Committee shall develop and set the Audit Committee’s agenda, in consultation with other members of the Audit Committee, the Board and management. The agenda and information concerning the business to be conducted at each Audit Committee meeting shall, to the extent practical, be communicated to the members of the Audit Committee sufficiently in advance of each meeting to permit meaningful review.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Audit Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented, for informational purposes only, to the full Audit Committee at its scheduled meetings.

INDEPENDENT AUDITOR ACCOUNTABILITY

The Independent Auditor is accountable to the Audit Committee of the Board of Directors of the Company. The Company’s Board of Directors and its Audit Committee are representatives of the Company’s stockholders.

CLARIFICATION OF AUDIT COMMITTEE’S ROLE

The Audit Committee’s responsibility is one of oversight. It is the responsibility of the Company’s management to prepare consolidated financial statements in accordance with applicable law and regulations and of the Company’s independent auditor to audit those financial statements. Therefore, each member of the Audit Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations.

Appendix B

PROXY	HUNGARIAN TELEPHONE AND CABLE CORP.	PROXY

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints JESPER THEILL ERIKSEN and PETER T. NOONE, and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 24, 2007, at 10:00 a.m. local time, at the Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017, or at any adjournment or postponement thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

The Board of Directors recommends a vote “FOR” all nominees for director and “FOR” the ratification of the appointment of PricewaterhouseCoopers Kft. To vote in accordance with the Board’s recommendations, just sign on the reverse side; no boxes need to be marked. The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified as to any item or all items on a properly executed proxy, this proxy will be voted, with respect to such item(s), as follows: for the election of the Board nominees and for the ratification of the appointment of PricewaterhouseCoopers Kft. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1.	The election as directors of all nominees listed below to serve until the 2008 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

INSTRUCTION: To withhold your vote for one or more individual nominees, mark “FOR ALL EXCEPT” and strike a line through the name(s) of such person(s) in the list below.

OLE STEEN ANDERSEN	PETER FEINER	CARSTEN DYRUP REVSBECH
ROBERT R. DOGONOWSKI	JENS DUE OLSEN	HENRIK SCHEINEMANN
JESPER THEILL ERIKSEN

☐ VOTE FOR ALL NOMINEES	☐ WITHHOLD FOR ALL NOMINEES	☐ FOR ALL EXCEPT
2.	Ratification of the appointment of PricewaterhouseCoopers Kft. as auditors of the Company for the fiscal year ending December 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Meeting and an Annual Report to Stockholders for the fiscal year ended December 31, 2006.

DATED:	, 2007

Signature

Signature

Please mark, date and sign as your name(s) appear(s) to the left and return in the enclosed envelope. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.